SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

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                               FORM 8-K

                            CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 12,2000
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                           AUTHORISZOR INC.
        (Exact name of registrant as specified in charter)



          Delaware                    33-28562                 75-2661571
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of Incorporation)                                     Identification No.)


                             1 Justin Road
                   Natick, Massachusetts 01760-5565
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               (Address of Principal Executive Offices)


Registrant's telephone number, including area code:  (508) 650-3916
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           8201 Preston Road, Suite 600, Dallas,  Texas 75225
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       (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

         On January 28, 2000, Authoriszor Inc. (the "Company") completed the sale (the "Sale") of all of the share capital of Toucan Mining Plc ("Toucan Mining"), a wholly owned subsidiary of the Company, for an aggregate consideration of (pound) 500,000. The sale of Toucan Mining was made to Golden Ridge Group Limited, a company registered in the British Virgin Islands, pursuant to a Share Sale Agreement, dated January 28, 2000 (the "Agreement").

         On the same date, and prior to the aforementioned sale of Toucan Mining, Toucan Mining transferred to the Company for a consideration of (pound)
1.00 the beneficial interest in 2 million ordinary shares, (the "Minmet Shares"). The Minmet Shares cannot be sold by the Company without the consent of Minmet plc until January 6, 2001. In addition, Toucan Mining transferred to the Company for a consideration of (pound) 1.00 warrants to subscribe for a further
7.7 million ordinary shares of Minmet plc at an exercise price of (pound) 0.08 (the "Warrant Shares"). The Company is not contractually restricted from selling the Warrant Shares.

         Accordingly, at the time of the Sale, the assets of Toucan Mining consisted primarily of certain mining claims in Brazil, the right to acquire certain additional mining claims in Brazil, and 8,030,000 shares of Minmet plc, 8 million of which cannot be sold without the consent of the Minmet plc until January 6, 2001.

         The Company had previously announced a spin-off of Toucan Mining to its stockholders, subject to the satisfaction of certain conditions, including the registration of the shares of Toucan Mining pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Toucan Mining had filed with the Securities and Exchange Commission a registration statement on Form 20-F to register its shares under the Exchange Act but had not completed the registration process. In light of the Company's need to dispose of its mining interests (except for the retained Minmet Shares and Warrant Shares) in a timely fashion in order to be able to pursue its current internet security business, the Company determined to sell Toucan Mining rather than completing the registration process and pursuing the proposed spin-off of Toucan Mining.

Item 5.  Other Events

         At a meeting of the Board of Directors of the Company on January 12, 2000, Richard A. Langevin was appointed Chief Executive Officer, President and Director of the Company.

         The Board of Directors of the Company also appointed Sir Malcolm Rifkind as a non-executive director. However, the number of members of the Board of Directors of the Company remained at seven, as L. Clark Arnold and Robert A. Pearce resigned as directors and officers of the Company.

         Additionally, the Company has changed the location of its principal executive offices. The principal executive offices of the Company are located at 1 Justin Road, Natick, Massachusetts 01760-5565.

         In addition, the Company has placed 2,727,273 shares of its common stock, par value $.01 per share (the "Common Stock"), at $11.00 per share. The offering is expected to close on February 16, 2000. This placement was made pursuant to Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act") in the United Kingdom and Europe. The gross proceeds of the placement will be $30,000,003. The Company has agreed to grant certain registration rights to the purchasers of these shares. In addition, the Company granted an option to the placement agent to purchase 136,363 shares of common stock at an exercise price of $11.00 per share.

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         The current  offering of such securities has not been registered  under the Securities Act pursuant to Regulation S, and the placement shares may not be offered, sold or delivered in the current offering in the United States or to or for the account or benefit of any United States Person (as such terms are defined in Regulation S) . Such securities may not be reoffered or resold in the United States absent registration under the Securities Act or pursuant to an applicable exemption from such registration requirements. Hedging transactions in Common Stock may not be engaged in unless in compliance with the Securities Act.

Item 7.  Financial Statements and Exhibits

         (a)      Financial statements of businesses acquired

                           Not applicable.

         (b)      Pro forma financial information

                           Not applicable.

         (c)      Exhibits

                  2.1 Share Sale Agreement, dated as of January 28, 2000, by and between Authoriszor Inc. and Golden Ridge Group Limited.

                  99.1 Press Release, dated February 8, 2000, with respect to the offering of securities pursuant to Regulation S.

                  99.2 Press Release, dated February 11, 2000, with respect to the placement of securities pursuant to Regulation S.

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                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Authoriszor Inc.
                                             (Registrant)



Date: February 14, 2000                    By: /s/ Richard A. Langevin
                                           ---------------------------
                                           Richard A. Langevin
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)

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